Exhibit 99.1
Lime Energy Co. Acquires Preferred Lighting, Inc

Acquisition Brings New Customers and Expands Geographic Presence
ELK GROVE VILLAGE, IL — August 9, 2007 — Lime Energy Co. (OTCBB: LMEC) announced today that that it has acquired Preferred Lighting Inc., an energy efficiency and conservation company based in Redmond, Washington. The transaction valued at $500,000 consisted of a combination cash and Lime Energy common stock.
Preferred Lighting has been designing and installing energy efficient lighting systems for commercial and industrial customers throughout the Pacific Northwest for the past eight years. The company is highly respected in the industry by the corporate community and local utilities. The company primarily through lighting retrofit projects helps clients lower operating costs, reduce maintenance expenses, improve employee working conditions, increase property values and reduce emissions. Preferred Lighting has served many nationally and regionally recognized companies such as Weyerhauser, Associated Grocers, Food Services of America, CB Richard Ellis, and the Trammell Crow Company.
“I am happy to announce to our shareholders another strategic acquisition that further populates our customer base and expands our geographic reach,” stated David Asplund, Chief Executive Officer of Lime Energy. “While we are very well represented in the California market, it was important for us as a national leader in the industry to have a physical presence in the northwest part of the country. We have been making significant inroads in this market and this acquisition greatly accelerates those efforts.”
“We are very excited to be joining Lime Energy and to be a part of the unprecedented drive by commercial, industrial and government organizations throughout the United States, to become more energy efficient,” stated Elizabeth West, President and co-founder of Preferred Lighting, Inc. “We believe the macro drivers and opportunity has never been greater for delivering energy efficiency solutions and innovations. Joining Lime at this time gives us a national partner, a greatly enhanced solutions offering through Lime’s engineering expertise and proprietary HVAC technology, and a project financing program that will enable us to more comprehensively serve our local and national clients’ needs.”
For additional information regarding this transaction please refer to the Company’s Current Report on Form 8-K.
About Lime Energy
Lime Energy is one of the nation’s leading energy efficiency technology and engineering companies. Lime brings together more than 75 years of experience in design, engineering and installation of energy efficient solutions providing customers with guaranteed saving results and high returns on invested capital. The company’s stock is traded on the OTC Bulletin Board under the symbol LMEC. Additional information is available at the company’s website at www.lime-energy.com or by calling 847-437-1666.

FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2007 and beyond to differ materially from those expressed in, or implied by, these forward- looking statements. These risks are referenced in Lime Energy’s current Annual Report on form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; and such factors as incorporated by reference.
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